UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ________________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                             Temple-Inland Inc.
           (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       75-1903917
 (State of Incorporation                             (I.R.S. Employer
     or Organization)                              Identification Number)


1300 MoPac Expressway South, Austin, TX                    78746
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration         If this form relates to the registration
of a class of securities pursuant to             of a class of securities pursuant to
Section 12(b) of the Exchange Act                Section 12(g) of the Exchange Act
and is effective upon filing pursuant            and is effective upon filing pursuant
to General Instruction A.(c), please             to General Instruction A.(d), please
check the following box.  [x]                    check the following box.  [  ]

Securities Act registration statement file numbers to which this form relates: 333-84120
         333-84120-01
         333-84120-02

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
         -------------------                    ------------------------------
         Upper DECS(SM)                         New York Stock Exchange


   Securities to be registered pursuant to Section 12(g) of the Act: None

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

         The description of the Registrant's Upper DECS to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the Upper DECS" and "Description of the Senior Notes" in the Prospectus Supplement to be dated April 26, 2002, to the Prospectus dated March 26, 2002, relating to the Upper DECS and forming a part of the Registration Statement on Form S-3, of the Registrant, Temple-Inland Trust I and Temple-Inland Trust II (File Nos. 333-84120, 333-84120-01 and 333-84120-02) (as the same may be amended or supplemented from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration
Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Upper DECS shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

         The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.




Exhibit
Number       Description of Exhibit
-------      ----------------------

   1. Registration Statement on Form S-3 (Registration Nos. 333-84120, 333-84120-01 and 333-84120-02), as filed with the Securities and Exchange Commission on March 11, 2002 by Temple-Inland Inc., Temple-Inland Trust I and Temple-Inland Trust II, and Amendment No. 1 thereto, as filed on March 25, 2002.

   2. Indenture, dated as of September 1, 1986, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (the "Senior Notes Indenture") (incorporated by reference to Exhibit 4.01 to the registration statement on Form S-1 filed with the Commission on August 29, 1986 (Registration No. 33-8362)).

   3. First Supplemental Indenture to the Senior Notes Indenture, dated as of April 15, 1988, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.02 to registration statement on Form S-3, Registration No. 33-20431, filed with the Commission on March 2, 1988).

   4. Second Supplemental Indenture to the Senior Notes Indenture, dated as of December 27, 1990, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.03 to Form 8-K, File No. 1-8634, filed with the Commission on December 27,
             1990).

   5. Third Supplemental Indenture to the Senior Notes Indenture, dated as of May 9, 1991, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4 to Form 10-Q, File No. 1-8634, filed with the Commission on August 7, 1991).

   6.        Form of Senior Note*

   7. Purchase Contract Agreement (including form of Upper DECS Certificate and form of Stripped DECS Certificate) between Temple-Inland Inc. and JPMorgan Chase Bank, as Purchase Contract Agent.*

   8. Pledge Agreement, among Temple-Inland Inc., Bank One Trust Company, N.A., as Collateral Agent, and JPMorgan Chase Bank, as Purchase Contract Agent.*

   9. Form of Remarketing Agreement to be entered into among Temple-Inland Inc., JPMorgan Chase Bank, as Purchase Contract Agent, and a Remarketing Agent.*


----------------
*To be filed by amendment.



                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: April 25, 2002


                                     TEMPLE-INLAND INC.


                                     By: /s/ M. Richard Warner
                                        ------------------------------------
                                        Name:  M. Richard Warner
                                        Title: Vice President and General
                                               Counsel